SECURITIES AND EXCHANGE
                       COMMISSION

                 Washington, D.C. 20549

                        FORM 8-K

                     CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934



             Date of Report:  May 16, 1997


             CHEQUEMATE INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)


          Utah                                    76-0279816
          (State or other jurisdiction       (I.R.S. Employer
          or incorporation)                  Identification No.)


          33-38511-FW
          (Commission File Number)


          57 West 200 South, Suite 350
          Salt Lake City, UT                 84101
          (Address of principal              (Zip Code)
          executive offices)


     Registrant's telephone number, including area code: (801) 322-1111


     ITEM 5. Other Events.

          On May 16, 1997 the registrant executed an agreement (the "ATG Agreement") to acquire the exclusive, worldwide and perpetual license to certain proprietary three dimensional video technology which has been developed under the name of Realeyes 3D Video (the "Realeyes Intellectual Property"). A copy of the ATG Agreement, excluding confidential or proprietary definitions and schedules, is attached as an Exhibit to this report. The Realeyes Intellectual Property is owned and licensed by Applied Technology Group, LC, a Utah limited liability company (hereafter "ATG"). The negotiation of the ATG transaction was approved by the Board of Directors of the registrant on March 7, 1997.

          Chequemate has formed a new wholly-owned subsidiary called
     Chequemate Third Dimension, Inc., which will manufacture and market the Realeyes product that incorporates the Realeyes Intellectual Property. The principal place of business of the new Chequemate subsidiary is at 57 West 200 South, Suite 350, Salt Lake City, Utah 84101. Its telephone number at this location is: (801) 322-1111.

          The revolutionary Realeyes product consists of a small VCR-size unit which digitizes a TV signal and converts it to 3-D. It can be used with any television in combination with signals from satellite receivers, cable feed, VCRs, laser disc players or video games. The Chequemate 3-D system can convert any TV signal to 3-D in either the NTSC format used in the United States, or the PAL format used abroad.

          A definitive license agreement setting forth the terms and conditions of the license is to be entered into by the June 16, 1997 closing date of the ATG transaction. The principle terms of the license agreement and of the other agreements of this transaction are included in the May 16th agreement. The parties have agreed to formalize by June
     16th certain proprietary information agreements and complete the details of the transaction as provided in paragraphs 12 and 13 of the ATG Agreement. The execution of these agreements is a precondition to the closing. No assurance can be given that all definitive agreements will be entered into. Further, the ATG Agreement grants Chequemate a due diligence period during which the registrant may rescind the transaction at its election. This due diligence period expires on July 26, 1997. Notwithstanding these contingencies, the management of Chequemate is optimistic that all necessary documentation of the transaction will be completed and conditions satisfied. Manufacture of a pre-production run of units by CTD has already begun.

          The ATG Agreement provides for the employment of Bert Alvey, the principal manager of ATG, and of Amber Davidson, the design engineer of the Realeyes product. As of the closing, the balance of the ATG owners will enter into consulting agreements with CTD. The assistance of the owners of ATG is deemed to be critical to the development and the marketing of the Realeyes product. At the closing, options for 2,000,020 shares of the registrant's common stock will be granted to the employees and consultants under the referenced agreements. The registrant will concurrently file a Form S-8 to register the options and any shares of stock issued pursuant to the options. The terms of the employment and consulting agreements also provide for lockup provisions that preclude each of the shareholders from selling more than twenty-five percent of their shares in any of the first four six-month periods following the closing. These agreements further provide for the grant of performance options. These options will vest as certain sales levels of the Realeyes products are achieved (see the vesting schedule set forth in paragraph 3.3.1.2 of the ATG Agreement, at page 11 of 28 hereof).

     ITEM 7. Financial Statements, Pro Forma, Financial Information and Exhibits.

          (c)  Exhibits

     Documents                          Exhibit No.         Page

     Agreement regarding                     (2)          4
     Chequemate Third Dimension, Inc.

                       SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

          DATED this 6       day of June, 1997.

                         CHEQUEMATE INTERNATIONAL, INC.



                         By    /s/ Greg L. Popp
                         Its: Secretary/VP Operations

          8kcmi2.491

                  AGREEMENT REGARDING

            CHEQUEMATE THIRD DIMENSION, INC.

          THIS AGREEMENT is entered into by and between CHEQUEMATE INTERNATIONAL, INC. ("CMI"), and ADVANCED
     TECHNOLOGY GROUP, L.L.C. ("ATG").

                        RECITALS

          WHEREAS, ATG has developed and/or acquired technology relating to a Realeyes Product (as defined below); and

          WHEREAS, ATG desires to license its intellectual property in this technology to Chequemate Third Dimension, Inc. (referred to herein as "CTD" or the "Corporation") which is a wholly owned subsidiary of CMI;

          WHEREAS, CTD is a new corporation formed by CMI to enter into a License Agreement with ATG, and to manufacture and market 3D effects product incorporating the licensed intellectual property; and

          WHEREAS, CTD intends to immediately prepare its principal 3D effects product for manufacturing, and will initiate the purchase of inventory for such purposes prior to the execution of a number of the definitive contracts referred to in this document, including the License Agreement;

          IT IS AGREED as follows, in consideration of the mutual promises and conditions contained in this Agreement.

          Definitions

          "3D" shall mean three dimensional.

          "2D" shall mean two dimensional.

          "3D Effects Applications" shall mean methods, processes, applications, apparatus and products for electronically converting 2D video information or signals, regardless of the storage or transmission medium, to produce a simulated 3D picture or image. Without limiting the generality of the preceding sentence, the phrase "3D Effects Applications" includes, but is not limited to: methods, processes, applications, apparatus and products for providing a simulated 3D visual environment from 2D information, data or signals; methods, processes, applications, apparatus and products for converting an entire 2D video image or signal to a simulated 3D format; methods, processes, applications, apparatus and products for converting 2D video from any standard source (e.g., NTSC, HDTV and similar or equivalent standards) to a 3D picture or image that is displayable on any standard CRT television or CRT projector; [confidential information deleted]. The term "3D Effects Applications" shall not include methods, processes, applications, apparatus or products for producing 3D images, picture or displays from 3D video information. As used herein, the phrase "3D video information" refers to video information, data or signals captured through or with the use of specialized 3D multilens (e.g., stereoscopic) cameras.

          "Other Applications" shall mean applications and products other than 3D Effects Applications.

          "3D Video Industry" means businesses and persons involved in the research, development or commercialization of applications and products relating to 3D video images or to 3D Effects Applications.

          "Realeyes Product" shall mean any and all 3D Effects Applications of ATG, in any and all stages of development, in the possession of ATG as of May 16, 1997.

          "Realeyes Technology" shall mean any and all technology, inventions, technical information, computer programs (including source code and object code), scientific or technical data, know-how, research, developments, product plans, product information, product component information, product formulae, ideas, processes, designs, drawings, and works of authorship which are applicable to or in the area of any of the Realeyes Product and which are known to ATG or the Principals as of May 16, 1997.

          "Realeyes Intellectual Property" shall mean any and all patent rights, trade secret rights, copyrights, trademarks, and other intellectual property under any and all state, federal and foreign laws in and to the Realeyes Product, Realeyes Technology and/or the Realeyes Proprietary Information.

          "Realeyes Business Information" means any and all of ATG's business information, financial information, customer lists, supplier lists, marketing strategies and plans, and other information of ATG (but excluding Realeyes Technology) and which are known to ATG as of May
     16, 1997.

     "Realeyes Proprietary Information" shall mean any and all Realeyes Technology and Realeyes Business Information that is not generally known to the public or to others in the 3D Video Industry.

          "Company Proprietary Information" shall mean any and all information, including technical information, product information, business information, financial information, marketing strategies and plans, customer lists, and supplier lists, that is confidential and proprietary to the Company and that is not generally known to the public or to others in the 3D Video Industry or to the Company's competitors. By definition, Company Proprietary Information does not include any Realeyes Proprietary Information.

          "Third Party Proprietary Information" shall mean any information, including technical information, product information, business information, financial information, marketing strategies and plans, customer lists, and supplier lists, that is confidential and proprietary to a third party and disclosed by the third party to the Company under an obligation of confidentiality binding on the Company. ATG and the Principals are not a "third party" for the purposes of this definition. By definition, Third Party Proprietary Information does not include any Realeyes Proprietary Information or Company Proprietary Information.

          "Proprietary Information" shall mean any or all Realeyes Proprietary Information, Company Proprietary Information, and Third Party Proprietary Information.

          The "Principals" shall mean those individuals listed in Schedule
     6.1 attached hereto.

          "CTD Product" shall mean any and all 3D Effects Applications made, sold or commercialized by or for CTD or its sublicensees. "CTD Product" will also include any Realeyes Product made, sold or commercialized by CTD or its sublicensees.

          "CTD Product unit" shall mean a product which includes the proprietary chip sets of the Realeyes Product, or such product together with not more than one remote control unit and not more than two pair of shutterglasses.

          1.   License Agreement.

          ATG agrees to exclusively license to CTD all Realeyes Intellectual Property owned or controlled by ATG or any of the Principals in accordance with a "License Agreement" to be mutually agreed upon by ATG and CTD. The scope of the license and the exclusivity will be limited to 3D Effects Applications. If any of the intellectual property within the Realeyes Intellectual Property licensed to CTD applies to 3D Effects Applications and to Other Applications, then such intellectual property will be exclusively licensed to CTD for 3D Effects Applications, but reserved by ATG for Other Applications. The License Agreement will be the definitive agreement governing such license and after its execution shall be appended to this Agreement as Schedule 1.

               1.1 The license will be worldwide and perpetual, unless terminated for the failure of CTD meet its royalty or other obligations under the License Agreement or for the failure of CMI to meet its obligations under this Agreement. It is understood that although the license is characterized as perpetual, it will cease to include licensed Realeyes Intellectual Property as such Realeyes Intellectual Property expires or terminates (e.g., when a patent expires at the end of its term).

               1.2 The License Agreement will also provide for the disclosure to CTD of all material Realeyes Technology and material ATG Business Information known to ATG or the Principals. This disclosure shall be made and facilitated through the Principals as consultants or employees of CTD. This disclosure will also include the transfer by ATG to CTD of ATG's prototypes, drawings, proprietary chips, and written documentation relating to the Realeyes Product.

               1.3 The definitive License Agreement shall include other terms, provisions and details consistent with an exclusive worldwide license and as mutually agreed to by ATG and CTD.

               1.4 The license will include the right for CTD to grant sublicenses, but CTD must ensure that the sublicensees pay the agreed upon royalties to ATG and otherwise respect the License Agreement.

               1.5 This Agreement and the License Agreement will be subject to a proposed agreement with Carlos Bullos relating to marketing rights in South America, which agreement shall be mutually agreeable in form and content to CTD and Carlos Bullos.

               1.6 In the event of any infringement by a third party of any portion of the Realeyes Intellectual Property, CTD shall promptly inform ATG of such infringement. Either party, or the parties acting together, shall have the right to take all legitimate steps to halt such infringement. Subject to receiving advice from experienced patent counsel, either party may prosecute an infringement claim and may request the other party to become a party to the proceedings and to provide reasonable assistance, and the other party shall do so, provided that the requesting party agree to reimburse the other party for costs and expenses the other party may incur at the requesting party's request. If successful, any recovery shall inure to the exclusive benefit of the party prosecuting the claim. If both CTD and ATG elect to prosecute the claim, CTD and ATG shall mutually cooperate and assist one another, share equally in the costs and expenses of prosecuting the claim, and share equally any recovery.

          2.   Royalty

          The License Agreement shall provide for the following royalties:

               2.1. CTD shall pay to ATG the sum of $400,000 within fifteen (15) days after CTD shall have received the proceeds from the sale of the first 10,000 units of the CTD product.

               2.2 CTD shall pay to ATG, in any month where more than 2,500 units of the CTD product are sold, 2% of the gross profits of CTD from (a) the sales proceeds received by CTD from the sale of the CTD Product units; (b) the sales proceeds received by CTD from the sale of the CTD proprietary chip sets to be installed in television sets; and
    (c) the royalties received from sub-licensees of the Realeyes technology. This royalty shall be paid within 30 days of the end of each month. Gross profit shall be the net sales price of the units, less returns, and less cost of goods sold without any allocation of general and administrative overhead, determined in accordance with GAAP, applied on a consistent basis.



          3.   Formation, Organization and Agreements of CTD

               CMI has filed Articles of Incorporation for CTD in the form attached hereto as Schedule 3. CMI will vote its stock in CTD and ATG and CMI will designate and elect members of the board of directors of CTD which shall organize and conduct the business of CTD as follows:

               3.1 Subject to the provisions of paragraph 5.2, CMI agrees to transfer and convey to CTD the following amounts of money as capital contributions:

                    3.1.1.    $500,000 cash upon the signing of this
     Agreement;

                    3.1.2. $750,000 cash within thirty (30) days following the signing of this Agreement; and

                    3.1.3.    $1,750,000 cash within sixty (60) days
     following the signing of this Agreement.

               3.2  CTD will be organized as follows:

                    3.2.1.    For a period of two years from the date
     of this Agreement, the board of directors of CTD will be comprised of five directors selected by ATG and the CMI Board of Directors. For such two year period, ATG will be allowed to select three members of the board and CMI will select two members of the board. For a period of one year from the date of this Agreement, these three board members shall be Bert Alvey, Andre Peterson and John Bartholemew. For a period of two years from the date of this Agreement, Blaine Harris, or a designee appointed by the board of directors of CMI, will serve as the Chairman of the Board of Directors. For a period of two years from the date of this Agreement, CMI agrees (a) to vote its stock in CTD to provide that the slate of three directors proposed by ATG (the "ATG
     Board Members") shall be elected as directors of CTD; and (b) not to increase the number of directors; provided that, as directors of CTD, they will take no action without unanimous board approval to (a) amend the Articles of Incorporation of CTD; (b) authorize or issue any additional stock, or options or rights in stock, of CTD; (c) license, sell or encumber the Realeyes product technology, or any part thereof; (d) except as provided in paragraph 3.2.1(e), incur any debts or enter into any contracts that will obligate CTD in an aggregate amount in excess of $50,000; or
     (e) incur any sales expense, or incur any debts or enter into contracts for the purchase of inventory, in excess of those amounts set forth in the business plans of CTD for the projected manufacturing buildup of CTD, based upon sales forecasts unanimously approved by the board of directors of CTD.

                    3.2.2.    For a period of two years from the date
     of this Agreement, Bert Alvey shall be appointed as President of CTD. Other officers of CTD are to be appointed as determined by the CTD Board of Directors. Bert Alvey shall enter into an employment contract providing for compensation at $10,000 per month, as provided in paragraph 4.2 of this Agreement. Amber Davidson shall enter into an employment contract providing for compensation at $10,000 per month, as provided in paragraph 4.2 of this Agreement.

               3.3. CMI, immediately after signing this Agreement, will begin consulting with ATG to establish a full development plan, including business plan, quality control plan, development projections, inventory needs and analysis, supplier contracts and agreements, lease agreements, salary agreements, and in short, oversee the set-up and development of all aspects of CTD for full implementation of the business plan to be developed. However, the following elements shall be incorporated into the development plan:

                    3.3.1.    Consultants.  CTD shall hire as
     consultants and independent contractors Loran Swensen, Jonathan
     Neville, John Bartholomew, Andre Peterson, Carlos Bullos, Jerry
     Coleman, Boyd Fenn, Stan Fenn, Merl Prince, Randy Rigby, and Gordon Sprague (the "Consultants"). Each Consultant shall enter into a consulting agreement which will provide for cash compensation for a six month period beginning May 1, 1997, and/or a Base Stock Option and Performance Stock Option for CMI stock. The cash and stock options shall be in the amounts as set forth in Schedule 3.3.1 attached hereto. The cash payments shall be due and payable on the 1st of each month, with the first payment due upon execution of this Agreement for the month of May, 1997. During the six month period referred to herein, all consultants receiving a cash component of compensation agrees to devote 50% of work time to the development, manufacture, and/or marketing of the CTD products.

                         3.3.1.1.  The Base Stock Option shall be
     granted in a separate Option Agreement on the Closing Date. The Base Stock Option shall be a non-qualified option with an exercise price of one cent ($0.01) per share of CMI common stock. Except as provided in paragraph 5 hereof, the Base Stock Option shall be fully vested, non-cancelable and non-terminable for its ten year term. The option terms shall include a "lock-up" provision that shall limit an option holder to selling no more than twenty five percent of the number of shares subject to the consultant's Base Stock Option in each six month period from the date of the Closing. The lockup provision will expire after a period of two years. The right to sell stock under the "lockup" provision shall not be cumulative from one sixth month period to any subsequent six month period.

                         3.3.1.2.  The Performance Stock Option
     shall be granted in a separate Option Agreement on the Closing Date.
     The Performance Stock Option shall be a non-qualified option with an exercise price of one cent ($0.01) per share of CMI common stock. Each such option shall be exercisable in increments, as provided in the table below, and based upon the receipt by CTD of the sales proceeds from the sale of units of the CTD product.


     No. of Units Sold     Fractional Portion of Performance
                           Stock Option Shares Subject to
                           Exercise

     20,000                1/6

     40,000                1/6

     60,000                1/6

     60,000                1/6

     60,000                1/6

     60,000                1/6


                         3.3.1.3.  On or before the Closing, CMI
     shall have filed with the Securities and Exchange Commission a Form S-8 registration statement including all Base Stock Options and all Performance Stock Options referred to in this Agreement. Such registration statement shall remain effective and not be withdrawn until the expiration, or earlier exercise, of all options granted in this paragraph 3.

                    3.3.2.    Lease Agreement.  For the period of 1
     May 1997 through 31 March, 1998, CTD will sublease office space and warehouse space at the facility leased by MDS at 497 West 1960 South, Sandy, Utah. CTD shall pay MDS $1,800 per month for such space, which payment is due and payable on the first day of each month. This is sufficient space to assemble, test and ship 10,000 units per month. CTD also agrees to maintain four telephone lines at said office for a minimum of six months from the date of execution of this Agreement. CTD shall promptly pay the telephone bill for such lines.

                    3.3.3.    Production.  CTD shall immediately
     continue to produce the initial 200 Realeyes Product units currently in production, and shall further immediately proceed to produce the additional 9,800 Realeyes Product units planned by ATG. These 10,000 units are the "Initial Units." CTD shall immediately take the following steps to assure prompt production and shipping of the Initial Units:

                         3.3.3.1.  Arrange shipment, delivery, and
     payment terms with suppliers

                         3.3.3.2.  Schedule production with Circuit
     Technology Corporation

                         3.3.3.3.  Arrange for final assembly and
     testing, in its own facilities or by subcontracting with a third party

                         3.3.3.4.  Arrange for packaging,
     inventory, and shipping of finished units


                    3.3.4. Sales. CTD shall use all reasonable diligence to sell the Initial Units by:

                         3.3.4.1.  Continuing magazine advertising
     pursuant to existing contracts

                         3.3.4.2.  Developing a marketing plan for
     dealers, video stores, catalogues, etc.

                         3.3.4.3.  Establishing distributors overseas
     with minimum purchase commitments, such as contracting with Vaun Andrus to set up his Japanese contacts

                         3.3.4.4.  Pursuing relationships with major
     electronics companies such as Mitsui, Philips, and others.

                    3.3.5.    The Board of Directors of CTD will
     immediately begin to establish a minimal operating unit and grow as needed from operating profits to the extent possible. Subject to CTD board approval, CTD will utilize as many of the existing services of CMI as is appropriate and feasible until such time that it can completely sustain its own operating unit. The cost to CTD shall be no greater than if CTD were to obtain the same services from any outside service. The cost shall be carried on the books of CTD as an account payable upon demand to CMI. CTD may also utilize as many of the existing services of ATG and its members as is appropriate and feasible on the same basis as it may use the CMI services.

                    3.3.6.    For a period of two years from the date
     of this Agreement, bank accounts will be set up with dual authorized signatures, one being the chief financial officer of CMI and the other Bert Alvey, to allow the officers to immediately start fulfilling existing contracts and entering new contracts for the production, assembly and shipping of the CTD Product. Initially these contracts and major agreements will be approved by the CTD Board of Directors as well as the established officers of CTD.

                    3.3.7.    Subject to CTD board approval, CMI
     will initially provide the services, or the limited services, of Mr. Lavar Butler or other appropriate personnel to assist in the layout and efficient flow of product manufacturing and assembly while permanent arrangements are being made. The costs of such services will be reimbursed to CMI as provided in paragraph 3.3.5 hereof.

                    3.3.8. Appropriate audits will be set-up and established to comply with all SEC, IRS and tax regulations. CMI's outside accounting firm will initially be used to provide continuity with its SEC filings.

                    3.3.9.    With respect to patent applications and
     patents which claim any invention related to 3D Effects Applications invented by any employee of ATG or any of the Principals on or before May 16, 1997 the following shall apply: (a) such patent applications and patents will be owned by ATG and will be licensed to CTD as part of the licensed Realeyes Intellectual Property under the License Agreement, and
     (b) CTD will pay for all costs and expenses of such patent applications and patents incurred on or after May 16, 1997 (including the preparation, filing, prosecution, maintenance and enforcement thereof, and the attorneys' fees, patent agents' fees, and government fees incurred in connection therewith), incurred after the date of this Agreement, and (c) such patents and patent applications and the preparation, filing, prosecution, maintenance and enforcement thereof, shall be controlled by CMI and by legal counsel designated by CMI.

          After May 16, 1997, CTD shall have the right to have patent applications covering the Realeyes Technology and/or Realeyes Products filed in those countries where CTD in its sole discretion, deems advisable in view of its commercial operations. ATG and its Principals agree to execute or cause to be executed all documents necessary or desirable for the purpose of applying for and obtaining patents thereon. All such applications will be owned by CTD. CTD shall control the prosecution of all such patent applications, but shall provide or cause to be provided to ATG a copy of all correspondence to and from the patent authorities relating to such patent applications, so as to afford ATG sufficient time to comment and advise. The costs associated with the preparation and filing and prosecution of such patent applications by CTD or at CTD's request, as well as the expense incurred by ATG in prosecuting and in maintaining such application and/or patent, shall be paid by CTD; provided, however, such expenses may be offset by CTD against royalties payable by CTD to ATG hereunder.

          After May 16, 1997, ATG may, at ATG's expense, file patent applications directed to the Realeyes Technology in any country in which CTD elects not to seek patent protection thereon, provided that all such patent applications filed by ATG shall be deemed to be included within the Realeyes Technology and licensed to CTD hereunder without additional cost or expense. ATG shall advise CTD of the filing of each such patent application and ATG will cause same to be prosecuted diligently and in good faith at his own expense. CTD and its Principals shall execute or cause to be executed all documents necessary or desirable for the purpose of applying for and obtaining patents thereon. All such applications filed by ATG will be owned by ATG.

          4.   Obligations of the ATG and its Members

               4.1 ATG will secure from its Members the following performances and agreements:

               4.1.1.    Each Principal will collectively and
     individually sign appropriate assignments and other documents to transfer and assign any and all of the Principal's rights, titles and interests in and to the Realeyes Intellectual Property to ATG.

               4.1.2. The Principals, will not enter into any contract or agreement relating to the Realeyes Technology and assets, short-term or otherwise, without authority of Board of Directors of CTD.

               4.1.3. ATG and the Principals, individually and collectively, acknowledge that the Realeyes Technology including the technology described on Schedule 4.1.3A licensed to CTD in fulfillment of this Agreement and the License Agreement, will be the subject of a grant an exclusive license to CTD, and the right to use such is contingent upon performance of all the terms of the License Agreement. From the date of this Agreement, neither ATG nor the Principals will not compete with CTD by engaging in any business or activity involving the sale, marketing, or commercialization of any 3D Effects Application, if such business or activity extends to the United States or any other country in which CTD engages in business, currently anticipates engaging in business, or otherwise establishes its goodwill, business reputation, or any customer relations. For the purposes of this Agreement, the term "compete" shall mean (i) calling on, soliciting or taking away, as a client or customer, or attempting to call on, solicit or take away as a client or customer any individual, partnership, corporation or association that was a client or customer of CTD; or (ii) entering into or attempting to enter into any business or substantially similar business to or competing in any way with the business of CTD, either alone or with any individual, partnership, corporation or association; or (iii) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of an entity or enterprise which is competing with the business of CTD; or (iv) participating in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, creditor or stockholder, except for publicly traded companies in which ATG is only a passive stockholder of less than ten percent of the issued and outstanding stock. Notwithstanding anything to the contrary, there shall be no restriction on ATG under this Section 4 with respect to any business or activity that does not involve the sale, marketing or commercialization of 3D Effects Applications, provided that ATG does not infringe any of the Realeyes Intellectual Property licensed by ATG to CTD or any intellectual property of CTD or breach any obligation of confidentiality under this Agreement. The Principals will each execute separate proprietary information and inventions agreements in the form of Schedule 4.1.3B.
     The Principals will execute such agreements concurrently with the execution of this Agreement.

               4.2. As soon as possible after the signing of this Agreement, Bert Alvey and Amber Davidson will enter into employment agreements with CTD for a duration of not less than two years and with benefits consistent with those granted to existing CMI management personnel. At the Closing, Mr. Alvey and Mr. Davidson will each receive from CMI (a) a Base Stock Option for 257,143 shares of CMI common stock, subject to the same rights and restrictions as the options described in paragraph 3.3.1.1 hereof; and (b) a Performance Stock Option for 64,286 shares of CMI common stock, subject to the same rights and restrictions as the options described in paragraph 3.3.1.2 hereof. At Closing, the consulting agreement between ATG and Amber Davidson, as reflected in a letter dated February 7, 1997, shall be terminated.

               4.3. ATG presently utilizes the services of companies which the individual owners of ATG either own or control. These arrangements are hereby superseded by the contracts to be entered into directly between CTD and the respective companies, which are to be attached hereto at the Closing and incorporated into this Agreement, and which generally provide that:

                    4.3.1.    MDS shall provide 3-D demo tapes and
     other 3D tapes for the "Video of the Month" contract. The quality and content of the videos are subject to the majority approval of the Board of Directors of CTD. CTD agrees to pay the price of $10 per video for the first 50,000 videos purchased.

                    4.3.2.    Amlabs shall provide the first 70,000
     units of the first generation of two program chips owned by CTD pursuant to pricing specified in that agreement. Amlabs agrees to enter into a nondisclosure/non-compete agreement.

               4.4 ATG and MDS may enter into agreements with and/or engage the services of any of the Principals in connection with products and matters outside the scope of 3D Effects Applications unless such Principal (except for Amber Davidson) is or becomes a full time employee of CTD.

          5.   Obligations and Rights of CMI

               5.1. The parties acknowledge that CMI intends to raise the capital to fund CTD in fulfillment of its obligations contained herein by the sale of CMI stock. CMI agrees to move as rapidly as possible to meet all NASDAQ requirements and to complete the funding in accordance with the schedule provided in paragraph 3.1 above. If CMI fails to meet its scheduled payments by more than 15 days, CTD will forfeit its rights under the License Agreement after receiving written notice of default, and the parties shall have the rights and obligations as set forth in paragraph 14 hereof.

               5.2. CMI has had full opportunity to review the performance of the Realeyes product technology, but has not had full access to all of ATG's files and documents. ATG will continue to use its best efforts to cooperate with CMI and shall provide to CMI all documents related to the Realeyes product technology, including patent search information. CMI shall be afforded seventy (70) days from the date of this Agreement (the "due diligence period") to complete its due diligence, and may elect at any time during this due diligence period to decline to make further payments required by this Agreement. In such event, CMI shall have the right to rescind this transaction, and the parties shall have the rights and obligations as set forth in paragraph 14 hereof.

          6.   Warranties

          ATG represents and warrants to CMI as follows:

               6.1. Organization, Existence and Good Standing. ATG is a Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of Utah and has full power and authority to carry on its business as now being conducted, to own or lease and operate its properties and the assets, and to perform all of its obligations under the agreements and instruments to which it is a party or by which it is bound. The Articles of Organization, Minutes and Operating Agreement of the limited liability company are true, correct and complete and reflect all amendments thereto as of the date hereof. There are 4,200,000 issued and outstanding membership interests in ATG which are owned by the members of ATG in the amounts and by the members as designated in Schedule 6.1 attached hereto.

               6.2. Authority. Each of the owners of ATG have authority and capacity to execute and deliver this Agreement and consummate the transactions contemplated thereby. There are no proceedings relating to ATG which would preclude this transaction. ATG's Managers and Members have approved the grant of the License Agreement and authorize the transactions as stated in this Agreement, and consent to and ratify the transactions and this Agreement.

               6.3. Assets. ATG has good and marketable title to all of the Realeyes Intellectual Property to be licensed to CTD as provided in
     Section 1 of this Agreement, , and to assets listed on the financial statements and balance sheets provided to CMI by ATG; and such assets and licensed Realeyes Intellectual Property is free and clear of all contracts (except as provided in paragraph 1.2 hereof), mortgages, liens, pledges, charges, security interest, encumbrances, or title retention agreements of any kind or nature.

               6.4. ATG is not in default, with or without the giving of notice or passage of time, or both, under any material contract, agreement, license, mortgage or other document relating to or affecting the Realeyes Intellectual Property.

               6.5. Litigation. To ATG's knowledge, other than those matters disclosed in Schedule 6.5 hereto, there is no material litigation, action, suit, investigation, or claim proceeding pending against ATG (or the Assets) or its Managers or Members before any court, agency or other governmental body which may result in any material adverse effect upon ATG or which seeks to enjoin or prohibit or otherwise challenges the transactions contemplated hereby, and there are no judgments, decrees or awards in existence against ATG.

               6.6. Pension or Profit-Sharing. ATG does not have any pension, profit-sharing, stock bonus, stock purchase, retirement or other incentive or compensation plans or arrangements in effect for benefiting any employee, consultant, agent, officer or director of ATG, except as disclosed in the documents produced pursuant to the terms herein.

               6.7. Disclosure. Neither this Agreement nor any other document, certificate, or written or oral statement furnished to CMI by ATG, in connection with the transaction contemplated hereby, intentionally contains any untrue statement of material fact. Neither this Agreement, nor any other document, certificate or written or oral statement furnished to CMI by ATG in connection with the transaction contemplated hereby, intentionally omits any material fact necessary to make the statements therein accurate.

               6.8  Contracts and Accounts Payable.  A complete list of
     (a) all of the material contracts of ATG, written or oral; and (b) all material accounts payable, and the amounts thereof, are set forth on
     Schedule 6.8, in sufficient detail to reasonably identify the same.

               6.9 Except for the warranty set forth in Section 6.10 below, ATG and the Principals make no warranty of noninfringement of intellectual property. It is the responsibility of CMI and CTD to conduct such patent searches and other intellectual property investigations as they deem appropriate or needed. Except for the warranty of Section 6.10, CMI and CTD assume the risk of intellectual property infringement.

               6.10 ATG warrants that as of the date of this Agreement it does not have actual knowledge that any Realeyes Product infringes any patent or intellectual property of a third party and that no basis for any such claim or proceeding exists. ATG warrants that no third party has communicated to ATG any allegation of such infringement. ATG will, prior to Closing, give to CMI copies of any patent search results and other intellectual property investigations, if any, conducted by or for ATG relating to 3D Effects Applications. To the best of ATG's knowledge and belief, the Realeyes Intellectual Property is not being infringed upon by any other person or entity. No event has occurred which permits, or upon the giving of notice or the passage of time would permit, revocation or termination of any of the Realeyes Intellectual Property. No event has occurred, either upon the giving of notice or the passage time, which invalidates or may invalidate any of the Realeyes Intellectual Property. None of the Realeyes Intellectual Property is subject to any outstanding order, decree, judgement, stipulation, or agreement restricting the scope or use thereof.

               6.11 When any warranty or representation is made as to the "knowledge" or "actual knowledge" of ATG, the knowledge referred to shall be that of the members of the ATG limited liability company as such members are identified in Schedule 6.1.

          7.   Indemnity

               7.1  ATG shall indemnify, defend, and hold harmless
     CMI, CTD and their assignees, successors, employees and agents from and against, for, and with respect to any claim, liability, obligation, loss, damage, deficiency, assessment, judgment, cost or expense (including, without limitation, reasonable attorney's fees and expenses, and costs and expenses reasonably incurred in investigating, preparing, or defending against any litigation or claim), action, suit, proceeding, or demand, of any kind or character, arising out of, or in any manner incident, relating or attributable to:


                    7.1.1.    Any breach of any written
     representation or warranty of ATG contained in this Agreement;

                    7.1.2.    Any failure of ATG to perform or
     observe any covenant, agreement or condition to be performed or observed by it under this Agreement, except as otherwise provided herein; and

                    7.1.3.    ATG's use or possession of the
     Realeyes Product or Realeyes Intellectual Property inconsistent with this Agreement after the closing.

               7.2  CMI shall indemnify, defend, and hold harmless
     ATG and its assignees, successors, employees and agents from and against, for, and with respect to any claim, liability, obligation, loss, damage, deficiency, assessment, judgment, cost or expense (including, without limitation, reasonable attorney's fees and expenses, and costs and expenses reasonably incurred in investigating, preparing, or defending against any litigation or claim), action, suit, proceeding, or demand, of any kind or character, arising out of, or in any manner incident, relating or attributable to:

                    7.2.1.    Any breach of any written
     representation or warranty of CMI contained in this Agreement; and

                    7.2.2.    Any failure of CMI to perform or
     observe any covenant, agreement or condition to be performed or observed by it under this Agreement, except as otherwise provided herein.

          8.   Representations and Warranties of CMI

          CMI represents and warrants to ATG as follows:

               8.1. Organization, Existence and Good Standing. CMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has full corporate power and authority to carry on its business as now being conducted. CMI is qualified to do business as a foreign corporation in the jurisdictions set forth in Schedule

               8.1. The Articles of Incorporation, Minutes and By-Laws of the corporation are true, correct and complete and reflect all amendments thereto as of the date hereof.

               8.2. Binding Effect. This Agreement constitutes a valid and binding agreement of CMI.

               8.3. No Brokers or Finders Fee. CMI has not incurred, nor will CMI incur, any liability for finder's or broker's fees or similar commissions in connection with this Agreement or the transactions contemplated by this Agreement; and if it is determined that any such liability incurred by CMI exists, ATG shall have no responsibility therefore.

               8.4. Authority. Each of the officers of CMI have authority and capacity to execute and deliver this Agreement and consummate the transaction contemplated thereby. There are no corporate proceedings relating to CMI which would preclude this transaction. CMI's Board of Directors has approved CTD's receipt of the License Agreement, and consents to and ratifies the transactions and this Agreement.

               8.5. Stock Ownership.  The list in Schedule 8.5 contains:
     (i) all the issued and outstanding shares of CMI as of the date of Closing, showing how many shares are restricted and how many are unrestricted;
     (ii) all stock options that have been granted by CMI, showing vested, unvested, and exercised and unexercised options; (iii) all stock that has been paid for but not issued; (iv) all currently effective stock offerings including but not limited to those under Regulation S; (v) all existing plans to offer additional stock during calendar year 1997, and thereafter; and (vi) all existing "lock-up" agreements. Except as disclosed in
     Schedule 8.5, all issued and outstanding capital stock is fully paid and non-assessable, and there are no convertible securities, options, warrants or other agreements or commitments obligating CMI to issue any additional shares of capital stock or other securities.

               8.6. Financial Statements and SEC Filings. The financial statements contained in CMI's SEC filings comprise a true, complete and accurate statement as to CMI's financial condition as of the respective dates. Except as provided in Schedule 8.6, CMI is current in its filings with the SEC, and such filings are complete and accurate.

               8.7. No Adverse Change. Since December 31, 1996, the date of the most recent SEC filing, CMI has not issued any stock, bonds or other corporate securities (except as disclosed in Schedule 8.5), incurred any obligations or liability except current liabilities in the ordinary course of business, declared or paid any dividends or made any distributions to stockholders, purchased or redeemed any shares of capital stock, mortgaged or pledged any of its assets, tangible or intangible, sold or transferred any assets or canceled any debts or claims except in the ordinary course of business, sold, assigned or licensed any patents, trademarks, or trade names, suffered any extraordinary losses or waived any rights, or entered into any agreement obligating it to do any of the foregoing acts, nor does CMI have any obligation to do so. Except as disclosed in Schedule 8.7, since December 31, 1996, there has been no material change in the nature or condition of the business or financial condition of CMI. There are no outstanding judgments or judicial or administrative orders or any pending litigation involving CMI.

          9.   Survival of Representations, Warranties and Covenants

          All representations, warranties and covenants of ATG, and CMI herein contained shall survive after the date hereof for a period of two years.

          10.  Exclusion of other Warranties

          The representations and warranties specified by CMI and ATG in this Agreement exclude and are in lieu of all other warranties, whether express or implied.

          11.  Covenant not to Compete

               11.1. Term. This covenant not to compete shall be perpetual from the closing date (the "Covenant Period"), provided that such period shall terminate immediately upon the termination of the definitive License Agreement by reason of the material default of CTD, or by reason of the recision by CMI, as set forth in paragraph 5 hereof.

               11.2. Restriction. During the Covenant Period, ATG shall not directly or indirectly own, manage, operate, join, control or participate in the management, operation or control of any business which is engaged in the production or sale of any 3D Effect Application.

               11.3. Non-Piracy. ATG further agrees that during the Covenant Period, it shall not induce or attempt to induce any client of CMI or CTD, including any client which was a client of ATG on the date of this Agreement, to reduce the level of 3D Effects Application business with, or to cease or refrain from doing business with CTD or any CTD affiliate. As used in this Agreement, the term "affiliate" shall mean any individual, joint venture, partnership, corporation or stockholder which controls, is controlled by, or is under common control with, or the management and operations of which are substantially influenced by CMI.

               11.4. Remedy. ATG specifically acknowledges that a default of this provision would cause irreparable damage and, therefore, it agrees that, in addition to any remedies at law and equity, CMI or CTD may obtain an injunction specifically enjoining ATG from violating this Covenant Not to Compete.

          12.  ATG's Conditions Precedent

          The obligations of the parties under this Agreement are subject to the satisfaction of the following conditions. Any party may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by such party of any of its respective rights or remedies if any other party should be in default of any of its representations, warranties, or covenants under this Agreement.

               12.1. CTD shall have entered into agreements satisfactory to the Consultants regarding their consulting responsibilities as described in paragraph 3.3.1.

               12.2. CTD shall have entered into an employment contract with Bert Alvey satisfactory to Bert Alvey as described in paragraph 3.2.2.

               12.3. CTD shall have entered into an employment contract with Amber Davidson satisfactory to Amber Davidson as described in paragraph 3.2.2.

               12.4. CTD shall have entered into a video production contract with MDS satisfactory to MDS as described in paragraph 4.3.1.

               12.5. CTD shall have entered into a supply contract with Amlabs satisfactory to Amlabs as described in paragraph 4.3.2.

               12.6. ATG shall have received an opinion of counsel for CMI, dated as of the Closing Date, to the effect that: (i) CMI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah and has the corporate power and authority to execute, deliver and perform this Agreement; (ii) this Agreement has been duly authorized by all necessary action on the part of CMI and has been duly executed and delivered by CMI; and (iii) the consummation of the transactions contemplated by this Agreement will not and does not violate any provisions of the articles of incorporation or bylaws of CMI, or to the best of such counsel's knowledge, any judgments, orders or agreements applicable to CMI.

               12.7. CMI shall have performed and complied with all the terms, covenants and conditions of this Agreement to be performed or complied with by them, respectively, on or before the Closing Date, and all representations and warranties of CMI contained herein shall be true and complete when made and as of the Closing Date.

          13.  CMI's Conditions Precedent.

          The obligations of the parties under this Agreement are subject to the satisfaction of the following conditions. Any party may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by such party of any of its respective rights or remedies if any other party should be in default of any of its representations, warranties, or covenants under this Agreement.

               13.1. The Consultants shall have entered into agreements satisfactory to CMI regarding their consulting responsibilities as described in paragraph 3.3.1.

               13.2. Bert Alvey shall have entered into an employment contract with CTD satisfactory to CMI as described in paragraph 3.2.2.

               13.3. Amber Davidson shall have entered into an employment contract with CTD satisfactory to CMI as described in paragraph 3.2.2.

               13.4 The Members of ATG and Amlabs shall have entered into the proprietary information agreements, or nondisclosure/non-compete agreements satisfactory to CMI as described in paragraphs 4.1.3 and 4.3.2.

               13.5 CTD shall have entered into a video production contract with MDS satisfactory to CMI as described in paragraph 4.3.1.

               13.6 CTD shall have entered into a supply contract with Amlabs satisfactory to CMI as described in paragraph 4.3.2.

               13.7. CMI shall have received an opinion of counsel for ATG, dated as of the Closing Date, to the effect that: (i) ATG is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Utah and has the power and authority to execute, deliver and perform this Agreement; (ii) this Agreement has been duly authorized by all necessary action on the part of ATG and has been duly executed and delivered by ATG; and (iii) the consummation of the transactions contemplated by this Agreement will not and does not violate any provisions of the Articles of Organization or Operating Agreement of ATG, or to the best of such counsel's knowledge, any judgments, orders or agreements applicable to ATG.

               13.8. ATG shall have performed and complied with all the terms, covenants and conditions of this Agreement to be performed or complied with by ATG, on or before the Closing Date, and all representations and warranties of ATG contained herein shall be true and complete when made and as of the Closing Date.

          14.  Disengagement Rights and Responsibilities

          In the event of (a) the forfeiture by CTD of its rights under the License Agreement for the failure of CMI to meet its scheduled capital contribution payments as provided in paragraphs 3.1 and 5.1 hereof; (b) the rescission of this transaction by CMI as provided in paragraph 5.2 hereof; or (c) the absence of a closing of this transaction as required by paragraph 15.15 hereof by reason of the failure of any one or more of the conditions precedent set forth in paragraphs 12 and 13 hereof (the
     "Failure to Close"), the parties agree that the rights and responsibilities of the parties shall be limited to the following and that neither party shall have a claim to recover damages from the other by reason of the above three enumerated events, except as provided in this paragraph 14.

               14.1 The parties agree to (a) the automatic cancellation of this Agreement (except for the provisions of paragraphs 14 and 15 hereof); (b) the automatic cancellation of the License Agreement, the Proprietary Information and Inventions Agreements, the consulting and employment agreements, the MDS and Amlabs agreements, the Base
     Stock Option and Performance Stock Option agreements; and (c) the return to CMI by ATG of the number of shares of CMI stock issued pursuant to the stock options referred to herein as of the date of the cancellation of the option agreements pursuant to the provisions of this paragraph 14.1. ATG shall indemnify, defend, and hold harmless CMI, CTD and their assignees, successors, employees and agents from and against, for, and with respect to any claim, liability, obligation, loss, damage, deficiency, assessment, judgment, cost or expense (including, without limitation, reasonable attorney's fees and expenses, and costs and expenses reasonably incurred in investigating, preparing, or defending against any litigation or claim), action, suit, proceeding, or demand, of any kind or character, arising out of, or in any manner incident, relating or attributable to CTD's failure to perform under any of the described consulting, employment, MDS, Amlabs or option agreements.

               14.2 ATG agrees to repay to CMI all cash contributions made pursuant to paragraph 3.1. hereof which have been made prior to the cancellation of this Agreement pursuant to the provisions of paragraph

               14.1. Repayment shall be made within twelve months of the cancellation of this Agreement pursuant to the provisions of paragraph 14.1, and interest shall accrue at the prime rate on the unpaid balance from such date. Prior to the effective date of the cancellation of the License Agreement hereunder, ATG shall execute in favor of CMI a security agreement and financing statement pledging a first secured position in the assets of ATG (including existing and after-acquired accounts receivable, inventory and Proprietary Technology), to secure the repayment of the amount set forth herein and the transfer of the shares of stock referred to in paragraph 14.1 hereof.

               14.3 CTD shall have the right to complete the sale of all of its finished inventory; and (b) to complete the assembly and sale of all of its raw inventory of parts and work in process, as of the date of the receipt of the default notice as provided in paragraph 5.1, or the rescission notice as provided in paragraph 5.2, or as of the date of the Failure to Close as provided herein. ATG agrees to sell to CTD, at then established cost, any inventory and chip sets necessary to complete the assembly of the raw inventory and work in process as described herein.


               14.4 The parties agree that each will keep in confidence and trust all proprietary information of the other party, and will not disclose any such proprietary information without the prior written consent of the other party.

          15.  Miscellaneous Provisions

               15.1 Remedies and Attorneys' Fees. In the event either of the parties default on any of the terms and conditions of this Agreement, the non-defaulting party may exercise all remedies provided under applicable law, but in addition, the defaulting party agrees to pay the other party all cost incurred in enforcing this Agreement, including reasonable attorneys' fees, in addition to all other amounts due hereunder and damages caused by the default.

               15.2. Notice and Cure. It is understood and agreed by the parties that in the event that either party shall default on any of the terms and conditions of this Agreement, then unless otherwise specifically provided for in this Agreement, that party shall have fifteen (15) days to cure said default after a notice of default is given in writing.

               15.3. Enforceability. It is agreed that the rights granted to the parties hereunder are of a special and unique kind and character and that, if there is a breach by any party of any material provision of this document, the other party or parties would not have any adequate remedy at law. It is expressly agreed, therefore, that the rights of the parties hereunder may be enforced by an action for specific performance and other appropriate equitable relief.

               15.4. Modification or Amendments. No amendment, change or modification of this document shall be valid unless in writing and signed by all parties hereto.

               15.5. Entire Agreement. This document constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entire and are of no further force or effect.

               15.6. Applicable Law and Severability. This Agreement shall be governed by the laws of the State of Utah. Any provision herein held to be unenforceable by a court of competent jurisdiction shall be deemed severable and the remaining Agreement shall continue in full force and effect.

               15.7. Successor and Assigns. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. However, no assignment may be made of the rights or obligations of a party to this Agreement, without the written consent of the other party hereto.

               15.8. Further Assurances. Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

               15.9. Announcements of this merger, and any and all other public statements or disclosures, will be made only by authorized personnel of ATG, CTD and/or CMI appropriately designated by the Board of Directors of CTD or of CMI. Interviews, therefore, must be coordinated and controlled to avoid misunderstandings or misstatements that could confuse or inappropriately divulge insider information, and terms will not be disclosed except where required by law.

               15.10 Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference. Should there by any conflict between any such caption and the section at the head of which it appears, the section and not such caption shall control and govern in the construction of this document.

               15.11. Exhibits. All exhibits and schedules attached hereto and referred to herein are hereby incorporated herein as though set forth at length.

               15.12. Separate Counterparts. This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts may be executed and transmitted by facsimile. Such counterparts shall, together, constitute and be one and the same instrument.

               15.13. Time of the Essence. Time is of the essence of this Agreement.

               15.14. Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served either personally, if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, or if mailed by a reputable overnight courier such as Federal Express. If such notice, demand or other communication be served personally, notice shall be conclusively deemed given on the day notice is received. If such notice, demand or other communication be sent by overnight courier, notice shall conclusively be deemed given on the business day next following the deposit thereof with the courier:

     TO CMI:        Chequemate International Inc.
                    57 West 200 South, Suite 350
                    Salt Lake City, Utah 84101

     with a copy to:     Bruce L. Dibb
                    311 South State, Suite 380
                    Salt Lake City, Utah 84111

     TO ATG:        Advanced Technology Group L.L.C.
                    459 West 9160 South
                    Sandy, Utah 84070

     with a copy to:     Brent Christensen
                    50 South Main Street, #1600
                    Salt Lake City, Utah 84144

     Any party may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice give in the manner aforesaid to the other party or parties hereto.



               15.15. Closing. Unless otherwise agreed to by ATG and CMI, the closing or Closing Date, as referred to in this Agreement, shall take place on the first business day more than 30 days after the execution of this Agreement at a mutually agreeable location in Salt Lake City.

          In witness whereof, the parties have executed this Agreement at Salt Lake City, Utah, the day and year first above written.

     Advanced Technology Group, L.C.


     By  /s/ Bert Alvey                             /s/ John Bartholemew
     Bert Alvey, Member of ATG          John Bartholemew, Member ofATG


     /s/ Andre Peterson                 /s/ Loran Swensen
     Andre Peterson, Member of ATG      Loran Swensen, Member of ATG


     /s/ Jonathan Neville               /s/ Jerry Coleman
     Jonathan Neville, Member of ATG    Jerry Coleman, Member of ATG


     /s/ Amber Davidson                 /s/ Carlos Bullos
     Amber Davidson, Member of ATG      Carlos Bullos, Member of ATG


     /s/ Boyd Fenn                      /s/ Merl Prince
     Boyd Fenn, Member of ATG           Merl Prince, Member of ATG


     /s/ Merl Prince
     Stan Fenn, Member of ATG



     Chequemate International, Inc.

     By   /s/ Blaine Harris
     Blaine Harris CEO & Chairman

     8kcmi2.491